EXHIBIT 11

                    HEALTHSOUTH CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF INCOME PER SHARE (UNAUDITED)

                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


                                                                                THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,                 SEPTEMBER 30,
                                                                            -------------------------     --------------------------
                                                                                  1998         1997           1998          1997
                                                                            -----------    ----------      ----------    -----------
Numerator:
 Net income                                                                  $    5,670      $ 85,919      $ 232,266     $ 231,818
                                                                            ------------    ----------     ----------    ----------
 Numerator for basic earnings per share -- income available to
    common stockholders                                                           5,670        85,919        232,266       231,818
 Effect of dilutive securities:
    Elimination of interest and amortization on 5% Convertible
        Subordinated Debentures due 2001, less the related
        effect of the provision of income taxes                                       -             -              -           960
    Elimination of interest and amortization on 3.25% Convertible
        Subordinated Debentures due 2003, less the related
        effect of the provision of income taxes                                       - (1)         -              - (1)         -
                                                                            ------------    ----------     ----------    ----------
 Numerator for diluted earnings per share -- income available to
    common stockholders after assumed conversion                            $     5,670      $ 85,919      $ 232,266     $ 232,778
                                                                            ============    ==========     ==========    ==========

Denominator:
 Denominator for basic earnings per share -- weighted-average
    shares                                                                      422,649       340,919        407,414       336,374
 Effect of dilutive securities:
    Net effect of dilutive stock options                                         10,384        15,883         11,957        15,366
    Assumed conversion of 5% Convertible Subordinated
        Debentures due 2001                                                           -             -              -         4,076
    Assumed conversion of 3.25% Convertible Subordinated
        Debentures due 2003                                                           - (1)         -              - (1)         -
                                                                            ------------    ----------     ----------    ----------
            Dilutive potential common shares                                     10,384        15,883         11,957        19,442
                                                                            ------------    ----------     ----------    ----------
 Denominator of diluted earnings per share -- adjusted
    weighted-average shares and assumed conversions                             433,033       356,802        419,371       355,816
                                                                            ============    ==========     ==========    ==========

Basic earnings per share                                                    $      0.01     $    0.25      $    0.57     $    0.69
                                                                            ============    ==========     ==========    ==========

Diluted earnings per share                                                  $      0.01     $    0.24      $    0.55     $    0.65
                                                                            ============    ==========     ==========    ==========


(1) The effect of these securities was antidilutive for the three months and nine months ended September 30, 1998.